EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Crown Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2017 (the “Report”), each of the undersigned officers certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.

Date:	February 26, 2018	/s/ Timothy J. Donahue
Timothy J. Donahue
Chief Executive Officer

Date:	February 26, 2018	/s/ Thomas A. Kelly
Thomas A. Kelly
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to this Annual Report on Form 10-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.